Exhibit 99.1

FOR IMMEDIATE RELEASE

WHEELER REAL ESTATE INVESTMENT TRUST, INC. LOWERS DEBT
WITH PARTIAL REPAYMENT OF CREDIT FACILITY

Virginia Beach, VA – August 12, 2016 – Wheeler Real Estate Investment Trust, Inc. (NASDAQ:WHLR) (“Wheeler” or the “Company”), a company specializing in owning, acquiring, financing, developing, renovating, leasing and managing income producing assets, such as community centers, neighborhood centers, strip centers and free-standing retail properties, today announced that it has reduced the balance remaining on the Company’s revolving credit line with KeyBank National Association (“KeyBank”) to approximately $46.1 million from $67.2 million at June 30, 2016.

In April 2016, the Company utilized the credit facility with KeyBank to finance 85% of the value of the AC portfolio, fourteen grocery anchored shopping centers located in South Carolina and Georgia, acquired by the Company at an 8.85% cap rate. Pursuant to the agreement with KeyBank, the Company had until March 2017 to lower the balance of the credit facility to $46.1 million, or 65% LTV, at which point the interest rate would reduce on the remaining balance by 250 bps to 30-day LIBOR + 250 bps.

On July 21, 2016, the Company entered into an equity distribution agreement with JonesTrading Institutional Services LLC to launch an at-the-market offering (“ATM”) of the Company’s Series B Preferred Stock. The Company refinanced its Chesapeake Square property and utilized the ATM to raise sufficient funds to pay down the Key Bank line, thereby reducing debt to gross asset value – KeyBank’s governing leverage metric – to 64% from 68% at June 30, 2016.

Jon S. Wheeler, Chairman and Chief Executive Officer of Wheeler, stated, “We utilized proceeds from the ATM in order to take advantage of lower interest rates and lower the overall leverage profile of the Company. We had a year to reduce the credit facility to $46.1 million, and we managed to accomplish this in only four months on an earnings accretive basis. Deleveraging capital is important to the Company and remains in the forefront as we continue to strive towards a healthy, sustainable debt profile.”

About Wheeler Real Estate Investment Trust Inc.
Headquartered in Virginia Beach, VA, Wheeler Real Estate Investment Trust, Inc. is a fully-integrated, self-managed commercial real estate investment company focused on acquiring and managing income-producing retail properties with a primary focus on grocery-anchored centers. Wheeler’s portfolio contains well-located, potentially dominant retail properties in secondary and tertiary markets that generate attractive risk-adjusted returns, with a particular emphasis on grocery-anchored retail centers.
Additional information about Wheeler Real Estate Investment Trust, Inc. can be found at the Company’s corporate website: www.whlr.us.

Forward-looking Statement
This press release may contain “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. When the Company uses words such as “may,” “will,” “intend,” “should,” “believe,”

“expect,” “anticipate,” “project,” “estimate” or similar expressions that do not relate solely to historical matters, it is making forward-looking statements.  Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause the actual results to differ materially from the Company’s expectations discussed in the forward-looking statements.  The Company’s expected results may not be achieved, and actual results may differ materially from expectations. Specifically, the Company’s statements regarding the Company’s ability to delever and maintain appropriate debt levels are forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. For these reasons, among others, investors are cautioned not to place undue reliance upon any forward-looking statements in this press release. Additional factors are discussed in the Company's filings with the U.S. Securities and Exchange Commission, which are available for review at www.sec.gov. The Company undertakes no obligation to publicly revise these forward‐looking statements to reflect events or circumstances that arise after the date hereof.

CONTACT:	INVESTOR RELATIONS:
-OR-

Wheeler Real Estate Investment Trust, Inc.	The Equity Group Inc.

Wilkes Graham	Terry Downs

Chief Financial Officer	Associate

(757) 627-9088	(212) 836-9615

wilkes@whlr.us	tdowns@equityny.com

Laura Nguyen	Adam Prior

Director of Capital Markets	Senior Vice-President

(757)627-9088	(212) 836-9606

lnguyen@whlr.us	aprior@equityny.com

Robin Hanisch
Corporate Secretary
(757) 627-9088
robin@whlr.us